10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
AST BlackRock Global Strategies Portfolio - US High
Yield (PRU-AA-HY)
BlackRock Corporate High Yield Fund III, Inc. (CYE)
BlackRock Corporate High Yield Fund V, Inc. (HYV)
BlackRock Corporate High Yield Fund VI, Inc. (HYT)
BlackRock Corporate High Yield Fund, Inc. (COY)
BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock High Income Portfolio of BlackRock Series
Fund, Inc. (BVA-HI)
BlackRock High Income Shares (HIS)
BlackRock High Yield Portfolio (MIST-HY)
BlackRock High Yield Trust (BHY)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Limited Duration Income Trust (BLW)
BlackRock Multi-Asset Income - High Yield Portfolio (BR-
INC-HY)
BlackRock Senior High Income Fund, Inc. (ARK)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
04-20-2012

Security Type:
BND/CORP

Issuer
Monaco Spinco Inc.  (2020)

Selling Underwriter
Barclays Capital Inc.

Affiliated Underwriter(s)
[X] PNC
[ ] Other:

List of Underwriter(s)
Barclays Capital Inc., Merrill Lynch,
Pierce, Fenner & Smith Incorporated,
BMO Capital Markets Corp., SunTrust
Robinson Humphrey, Inc., Banco Bilbao
Vizcaya Argentaria, S.A., PNC Capital
Markets LLC, Scotia Capital (USA)
Inc., Barrington Research Associates,
Inc., CJS Securities, Inc.

Transaction Details
Date of Purchase
04-20-2012

Purchase Price/Share
(per share / % of par)
$ 100.00

Total Commission, Spread or Profit
2.00

1.  Aggregate Principal Amount
Purchased (a+b)
$ 37,500,000

a.  US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$ 21,090,000

b.  Other BlackRock Clients
$ 16,410,000

2.  Aggregate Principal Amount of Offering
$ 500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.07500


Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[X] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:                  Abhishek Anchal
Date: 04-20-2012               Global Syndicate Team Member




Approved by:                   Odette Rajwan
Date: 04-24-2012               Senior Global Syndicate Team Member